UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2013

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Sunset Center Acquisition

On May 31, 2013, Phillips Edison-ARC Shopping Center REIT Inc. (the “Company”), through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 164,797 rentable square feet and located on approximately 19.8 acres of land in Corvallis, Oregon (“Sunset Center”), for approximately $24.9 million, exclusive of closing costs.  A portion of the purchase price consisted of the assumption of a $17.8 million mortgage loan.  The Company funded the remainder of the purchase price with proceeds from its initial public offering.  Sunset Center was purchased from Suncor Partners, LLC, a Delaware limited liability company, which is not affiliated with the Company

 Sunset Center is approximately 93.8% leased to 22 tenants, including a Safeway grocery store that occupies approximately 33.4% of the total rentable square feet.  Based on the current condition of Sunset Center, the Company does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes that Sunset Center is adequately insured.

Press Release

On June 5, 2013, the Company issued a press release announcing the acquisition of Sunset Center.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1     Press Release dated June 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: June 5, 2013	By:	/s/ R. Mark Addy_______________________
R. Mark Addy
Co-President & Chief Operating Officer